Exhibit 11.1

                      Capital Trust, Inc. and Subsidiaries
                                    Form 10-Q
              Statement Regarding Computation of Earnings per Share



                                       Three Months Ended March 31, 1999                    Three Months Ended March 31, 1998
                               -------------------------------------------------     ----------------------------------------------
                                                                     Per Share                                           Per Share
                                 Net Income          Shares           Amount           Net Loss             Shares         Amount
                               ---------------  ----------------- --------------     ------------  ------------------ -------------

Basic EPS:
 Net earnings per share of
   Class A Common
   Stock                            3,008,000     18,317,103     $    0.16        $  1,889,000      18,207,900       $   0.10
                                                                 ===============                                      =============

Effect of Dilutive Securities
 Options outstanding for  the
   purchase of Class A Common
   Stock                               --               --                                 --          260,847
 Future commitments for share
   unit awards for  the
   issuance of Class A Common
   Stock                               --           300,000                                --              --
 Convertible Class A Preferred
    Stock                           784,000       12,267,658                            784,000      12,267,658
                               ---------------- ---------------                   --------------   ------------

Diluted EPS:
 Net earnings per share of
   Class A Common Stock and
   Assumed Conversions             3,792,000      30,884,761    $    0.12        $   2,673,000      30,736,405      $    0.09
                               =============== ================= ==============   ==============  =============      =============

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